Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35059, 333-57977, 333-57979, 333-40666, 333-40664, 333-40658, 333-100055, 333-109257, 333-19007, 333-27935 and 333-118558) and S-3 (No. 333-116464), of Hughes Supply, Inc. of our report dated April 12, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Orlando, Florida

April 12, 2005